Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Diodes Incorporated of our report dated March 10, 2006 appearing in the Annual Report on Form 10-K of Diodes Incorporated for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Moss Adams LLP
MOSS ADAMS LLP
Los Angeles, California
October 4, 2006